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As filed with the Securities and Exchange Commission on January 31, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland
(State or other jurisdiction
of incorporation or organization)

98-0648577
(I.R.S. Employer
Identification Number)

38/39 Fitzwilliam Square
Dublin 2, Ireland
(353)(1) 234-3136
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephen J. Luczo
Chairman, President and Chief Executive Officer
Seagate Technology plc
10200 S. De Anza Blvd
P.O. Box 4030
Cupertino, CA 95015
(408) 658-1000
(Name, address and telephone number, including area code, of agent for service)

With copies to:

Kenneth M. Massaroni Executive Vice President, General Counsel and Chief Administrative Officer Seagate Technology plc 10200 S. De Anza Blvd P.O. Box 4030 Cupertino, CA 95015 (408) 658-1000	William H. Hinman, Jr. Daniel N. Webb Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 (650) 251-5000

           Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Debt securities of Seagate Technology plc

Ordinary shares of Seagate Technology plc

Preferred shares of Seagate Technology plc

Depositary shares of Seagate Technology plc

Warrants of Seagate Technology plc

Units of Seagate Technology plc

Purchase Contracts of Seagate Technology plc

(1)
An unspecified aggregate initial offering price and number of securities of each class is being registered as may from time to time be sold at unspecified prices.

(2)
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee.

PROSPECTUS

Seagate Technology plc

Debt Securities
Ordinary Shares
Preferred Shares
Depositary Shares
Warrants
Purchase Contracts
Units

        We and the selling securityholders identified in this prospectus or a supplement thereto may offer, issue and sell the types of securities set forth above from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and/or issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before making an investment decision. We will not receive any proceeds from the sale of the securities to which this prospectus relates that are offered by any selling securityholders.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Our ordinary shares are listed on the NASDAQ Global Select Market under the trading symbol "STX."

        Investing in our securities involves risk. Please read "Risk Factors" on page 4 of this prospectus and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission before you invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

January 31, 2013

        You should rely only on the information contained in this prospectus, any prospectus supplement and those documents incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or related guarantee offered by this prospectus and any prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus, any prospectus supplement nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

        As used in this prospectus and any prospectus supplement, "we," "our," "us" and the "Company" mean Seagate Technology plc, an Irish public limited company (the "Issuer"), together with its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

        On July 3, 2010 (the "Effective Date"), Seagate Technology plc, an Irish public limited company, ("Seagate-Ireland") became the successor to Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands ("Seagate-Predecessor"). In this prospectus, unless the context indicates otherwise, as used herein, the terms "we," "us," "our," the "Issuer" and the "Company" refer to Seagate-Predecessor and its subsidiaries for periods prior to the Effective Date and to Seagate-Ireland and its subsidiaries for periods after the Effective Date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "Commission" or "SEC"), using a "shelf" registration process. Pursuant to this registration statement, Seagate Technology plc and our selling securityholders may offer, issue and sell securities as set forth on the cover page of this prospectus.

        The securities may be offered, issued and sold from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and/or issue any of these securities. The specific terms of any securities to be offered will, as necessary, be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov and on our corporate website at http://www.seagate.com/about/investors/. Information on our website does not constitute part of this prospectus, and any references to this website or any other website are inactive textual references only. You may inspect without charge any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        Our ordinary shares are listed on the NASDAQ Global Select Market ("NASDAQ") under the trading symbol "STX."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read the information with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus, the following documents:

  •
  our annual report on Form 10-K filed on August 8, 2012 for the fiscal year ended June 29, 2012;

  •
  our quarterly report on Form 10-Q filed on October 31, 2012 for the fiscal quarter ended September 28, 2012 and our quarterly report on Form 10-Q filed on January 29, 2013 for the fiscal quarter ended December 28, 2012;

  •
  our current reports on Form 8-K, filed with the SEC on July 30, 2012 (with respect only to Item 5.02 and 8.01), August 2, 2012, October 25, 2012 and November 29, 2012;

  •
  Portions of our Definitive Proxy Statement on Schedule 14A, filed on September 11, 2012, for the 2012 annual general meeting of shareholders that are specifically incorporated by reference in our annual report on Form 10-K for the fiscal year ended June 29, 2012; and

  •
  the description of our ordinary shares in our registration statement on Form 8-A filed on December 6, 2002, as amended by Form 8-K and Form 8-KA, filed with the SEC on July 6, 2010 and July 9, 2010, respectively.

        All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering are deemed incorporated into and part of this prospectus once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

        You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus and we will provide to you these materials free of charge. Please make your request to:

  Seagate Technology plc
  Attn: Investor Relations
  Mailstop CPCA03R0
  10200 S. De Anza Blvd
  P.O. Box 4030
  Cupertino, CA 95015
  (408) 658-1000

        You should rely only on the information incorporated by reference or provided in this prospectus or a prospectus supplement or amendment. We have not authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus or a prospectus supplement or amendment or any documents incorporated by reference therein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

        This summary highlights selected information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. See "Where You Can Find More Information" in this prospectus.

Seagate Technology Overview

        We are a leading provider of electronic data storage products. Our principal products are hard disk drives, commonly referred to as disk drives, hard drives or HDDs. Hard disk drives are devices that store digitally encoded data on rapidly rotating disks with magnetic surfaces. Disk drives continue to be the primary medium of mass data storage due to their performance attributes, high quality, cost effectiveness and energy efficiencies.

        We produce a broad range of electronic data storage products addressing enterprise applications, where our products are designed for enterprise servers, mainframes and workstations; client compute applications, where our products are designed for desktop and notebook computers; and client non-compute applications, where our products are designed for a wide variety of end user devices such as digital video recorders, gaming consoles, personal data backup systems, portable external storage systems and digital media systems. In addition to manufacturing and selling disk drives, we provide data storage services for small- to medium-sized businesses, including online backup, data protection and recovery solutions.

        On July 3, 2010, we consummated a reorganization pursuant to which Seagate Technology plc, a public limited company organized under the laws of Ireland, became the publicly traded parent of the Seagate corporate family. Prior to the reorganization our publicly traded parent was Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

Corporate Information

        The address of our principal executive offices is Seagate Technology plc, 38/39 Fitzwilliam Square, Dublin 2, Ireland, and the telephone number at that address is (353)(1) 234-3136. Our worldwide web site address is www.seagate.com. However, the information in, or that can be accessed through, our web site is not part of this prospectus.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus, including the documents incorporated herein by reference, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth regarding the future. These statements identify prospective information and include words such as "expects," "plans," "anticipates," "believes," "estimates," "predicts," "projects" and similar expressions. These forward-looking statements are based on information available to us as of the date of this report and are based on management's current views and assumptions. These forward-looking statements are also conditioned upon and also involve known and unknown risks, uncertainties and other factors that could cause actual results, performance or events to differ materially from those in such statements. Such risks, uncertainties and other factors may be beyond our control and may pose a risk to our operating and financial condition. Such risks and uncertainties include, but are not limited to:

  •
  uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news;

  •
  the impact of variable demand and the adverse pricing environment for disk drives, particularly in view of current business and economic conditions;

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  our dependence on our ability to successfully qualify, manufacture and sell our disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures;

  •
  the impact of competitive product announcements and possible excess industry supply with respect to particular disk drive products; and

  •
  our ability to achieve projected cost savings in connection with restructuring plans.

        Additional risks are referenced in this prospectus under "Risk Factors" and in the documents incorporated by reference, including a cautionary discussion of selected risks and uncertainties regarding an investment in our securities. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus, including the documents incorporated herein by reference, as anticipated, believed or expected. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

USE OF PROCEEDS

        Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, we plan to add the net proceeds we receive from sales of the securities offered by us under this prospectus to our general funds and to use the funds for general corporate purposes. These could include capital expenditures; the repayment of debt; investment in subsidiaries; additions to working capital; the repurchase, redemption or retirement of securities, including ordinary shares; acquisitions and other business opportunities.

        We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling securityholders.

 RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

        The following table sets forth our ratio of earnings to fixed charges for the five fiscal years ended June 29, 2012, July 1, 2011, July 2, 2010, July 3, 2009 and June 27, 2008 and the six months ended December 28, 2012 and December 30, 2011. The Issuer operates and reports financial results on a fiscal year of 52 or 53 weeks ending on the Friday closest to June 30.

	Six Months Ended		Years Ended

	December 28, 2012	December 30, 2011	June 29, 2012	July 1, 2011	July 2, 2010	July 3, 2009		June 27, 2008

Ratio of earnings to fixed charges (1)(3)	10.2	6.4	12.4	3.6	9.7	N/A	(2)	9.6

(1)
The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges for the periods indicated where earnings consists of (1) earnings (losses) from continuing operations before income taxes plus (2) fixed charges less interest capitalized for the period plus (3) amortization of capitalized interest. Fixed charges consist of (a) interest, whether expensed or capitalized, on all indebtedness, (b) amortization of premiums, discounts and capitalized expenses related to indebtedness, and (c) an interest component representing the estimated portion of rental expense that management believes is attributable to interest.

(2)
For the fiscal year ended July 3, 2009, earnings were insufficient to cover fixed charges by $2,818 million.

(3)
We currently do not have any preference shares outstanding and no preference shares were outstanding for the years presented above.

 COMPREHENSIVE INCOME (LOSS) DATA

        On June 30, 2012, we adopted new guidance regarding comprehensive income, which was applied retrospectively, that provides companies with the option to present the components of net income, the components of other comprehensive income and the total of comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The objective of the standard is to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting principles generally accepted in the United States and International Financial Reporting Standards. The standard eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders' equity. This new guidance did not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified in net income. We adopted the two-statement approach in the first quarter of fiscal year 2013.

        The table below presents selected historical consolidated statements of comprehensive income data. We have derived our consolidated statements of comprehensive income data for the fiscal years ended June 29, 2012, July 1, 2011, and July 2, 2010 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2012 and incorporated by reference in this prospectus. The following selected financial information revises historical information to illustrate the presentation required by the new guidance regarding comprehensive income for each of the periods presented.

	Fiscal Years Ended
	June 29, 2012	July 1, 2011	July 2, 2010
Net Income	$2,862	$511	$1,609
Other comprehensive income, net of tax
Cash flow hedges
Change in unrealized gain (loss) on cash flow hedges	(7)	39	14
Less: reclassification for amounts included in net income	5	(40)	(10)

Net change	(2)	(1)	4

Marketable securities
Change in unrealized (loss) on marketable securities	(3)	(3)	(2)
Less: reclassification for amounts included in net income	4	3	2

Net change	1	—	—

Post-retirement plans
Change in unrealized loss on post-retirement plan	(3)	(1)	(2)
Less: reclassification for amounts included in net income	1	—	—

Net change	(2)	(1)	(2)

Total other comprehensive income, net of tax	(3)	(2)	2

Comprehensive income	$2,859	$509	$1,611

DESCRIPTION OF THE DEBT SECURITIES

        The following description of debt securities sets forth certain general terms and provisions of the debt securities which may be offered hereunder. This summary does not contain all of the information that you may find useful. As used in this section, the "Issuer" refers to the issuer of debt securities. As used in this section, the "Company" refers to Seagate Technology plc.

        Under this prospectus, debt securities issued by the Company may be offered. The debt securities offered will be issued under an indenture, which may rank as a senior indenture or a subordinated indenture (as supplemented, the "indenture") to be entered into among the Company and U.S. Bank National Association, as trustee ("U.S. Bank").

        Debt securities issued by the Company may be guaranteed by certain subsidiaries of the Issuer, as may be specified in the applicable prospectus supplement.

        When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

        The following description only summarizes the terms of the senior indenture and the subordinated indenture and the forms of the debt securities. For more information you should read the indenture. In addition, the following description is qualified in all respects by reference to the actual text of the indenture and the forms of the debt securities.

General

        The Issuer may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be issued in one or more series under the indenture.

        The trustee for each series of debt securities will be U.S. Bank, unless otherwise specified in the applicable prospectus supplement.

        The indenture does not limit the amount of debt securities which may be issued and provides that debt securities may be issued thereunder from time to time in one or more series.

        You should review the prospectus supplement for the following terms of the series of debt securities being offered:

  •
  the designation, aggregate principal amount and authorized denominations of such series of debt securities;

  •
  whether the debt securities rank as senior debt or subordinated debt and the terms of any subordination;

  •
  the purchase price of such series of debt securities;

  •
  the date or dates on which such series of debt securities will mature;

  •
  the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities of such series will bear interest or the method by which such rate or rates will be determined;

  •
  the dates on which the interest will be payable and the record dates for payment of interest, if any;

  •
  the coin or currency in which payment of the principal of (and premium, if any, on) and interest, if any, on such series of debt securities will be payable;

  •
  the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of the Issuer to repurchase such series of debt securities;

  •
  whether such series of debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global notes and, if so, the identity of the depositary, if any, for such note or notes;

  •
  the terms, if any, upon which such series of debt securities may be convertible into or exchangeable for other securities;

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  whether such series of debt securities will be guaranteed by any person other than as identified in this prospectus;

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  any special tax implications of such series of debt securities;

  •
  whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

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  any addition to or change or deletion of any event of default or any covenant specified in the indenture; and

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  any other additional provisions or specific terms which may be applicable to that series of debt securities.

        Unless otherwise indicated in the prospectus supplement, the debt securities will be issued only in fully registered form without interest coupons in minimum denominations of $2,000 and higher integral multiples of $1,000 in excess thereof.

        The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

        The indenture provides that each holder of debt securities offered pursuant to this prospectus consents to the Issuer or any Guarantor (as defined in "—Guarantees" below) applying to a court of competent jurisdiction for an order sanctioning, approving, consenting to or confirming a reduction in any of its share capital or permitted accounts or reserves including, without limitation, by re-characterizing any sum standing to the credit of a share premium account as a distributable reserve. The indenture provides that each holder agrees that the trustee, on behalf of the holder, is authorized and directed to give its consent to any such reduction.

Guarantees

        Under this prospectus, debt securities issued by the Issuer will be offered. Debt securities issued by the Issuer may be guaranteed by certain subsidiaries of the Issuer, as may be specified in the applicable prospectus supplement. As used herein, in respect of a series of the debt securities, "Guarantors" mean, collectively, (a)(i) each person that may be named as a "Guarantor" pursuant to the applicable prospectus supplement, until such person ceases to be a Guarantor pursuant to the terms of the indenture, and (b) any successor company thereof that shall have become a Guarantor pursuant to the applicable provisions of the indenture.

        Unless otherwise expressly stated in the applicable prospectus supplement, each Guarantee will be the unsubordinated and unsecured obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor. Each Guarantee will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable Guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. The guarantees of the debt securities of any series will be structurally subordinated to all the liabilities of the subsidiaries of the Issuer that are not themselves Guarantors or the Issuer of such series.

        Unless otherwise provided in the prospectus supplement relating to a series of guaranteed senior notes, the indenture will contain provisions to the effect that the obligations of each Guarantor under its Guarantees and the indenture shall be limited to the maximum amount as will, after giving effect to all other relevant liabilities of such Guarantor, result in the obligations of such Guarantor under such Guarantees and the indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable Guarantor's obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the senior notes of the applicable series, including directing the holders to return any payments received from the applicable Guarantor.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares, preferred shares or other debt securities will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory or at the option of the holders or the Issuer.

Registration of Transfer and Exchange

        Subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by the Issuer for that purpose. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Issuer may require a payment by the holder to cover any tax or other governmental charge. The Issuer will not be required to register the transfer of or exchange debt securities of any series:

  •
  during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of that series selected for redemption; or

  •
  selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at the place or places that the Issuer will designate for such purposes. However, the Issuer, at its option, may make interest payments by check mailed to persons in whose names the debt securities are registered. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security which is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment. The Issuer will pay the principal of (and premium, if any, on) registered debt securities only against surrender of those debt securities.

Global Notes

        The debt securities of a series may be issued in whole or in part in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States identified in the prospectus supplement relating to the applicable series.

        The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. The following provisions are expected to apply to all depositary arrangements.

        Unless otherwise specified in an applicable prospectus supplement, debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by the Issuer, if the debt securities are offered and sold directly by the Issuer. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.

        So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the indenture. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the indenture.

        Payment of principal (and premium, if any, on) and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. The Issuer will not, nor will the Guarantors, the trustee, any paying agent or the security registrar for the debt securities have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        It is expected that the depositary for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. It is also expected that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

        A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within ninety days, the Issuer will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities. In addition, the Issuer may at any time and in its sole discretion determine not to have any debt securities in registered form represented by one or more global notes and, in that event, the Issuer will issue debt securities in definitive form in exchange for the global note or notes representing the debt securities. The Issuer will issue debt securities in definitive form in exchange for the global note or notes representing the debt securities, if an event of default under the Indenture has occurred with respect to such debt securities and the U.S. depositary so requests.

Certain Covenants of the Debt Securities

        The debt securities will include the following covenants, unless otherwise indicated in the prospectus supplement relating to a series of debt securities:

        Consolidation, Merger and Conveyance, Transfer and Lease of Assets.    The Issuer of any series of debt securities may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its properties and assets to, any Person, in a single transaction or in a series of related transactions, unless:

  •
  either (a) such Issuer is the continuing Person or (b) the resulting, surviving or transferee Person (the "Successor Issuer") is an entity organized under the laws of the Cayman Islands, the laws of Ireland or under the laws of the United States of America, any State thereof or the District of Columbia or of a Member State of the European Union;

  •
  the Successor Issuer expressly assumes the Issuer's obligations with respect to all of the debt securities of such series and the indenture, pursuant to a supplemental indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  the Issuer or the Successor Issuer has delivered to the trustee the certificates and opinions required under the indenture.

        A Guarantor, if any, of any series of debt securities may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its properties and assets to, any Person, in a single transaction or in a series of related transactions, unless:

  •
  either (a) the Guarantor is the continuing Person or (b) the resulting, surviving or transferee Person (the "Successor Guarantor") is an entity organized under the laws of the Cayman Islands, the laws of Ireland or under the laws of the United States of America, any State thereof or the District of Columbia or of a Member State of the European Union;

  •
  the Successor Guarantor expressly assumes the Guarantor's obligations with respect to the Guarantor's Guarantee of the applicable series of debt securities and the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  the Guarantor or the Successor Guarantor has delivered to the trustee the certificates and opinions required under the indenture.

        Limitation on Liens.    Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, neither the Issuer nor any of its Restricted Subsidiaries will create or incur any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the debt securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

  •
  Liens existing as of the date of issuance of such series of debt securities;

  •
  Liens granted after the date of issuance of such series of debt securities created in favor of the holders of such series of debt securities;

  •
  Liens created in substitution of, or as replacements for, any Liens described in the preceding two bullet points; provided that based on a good faith determination of one of the Issuer's Senior Officers, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the property encumbered by the otherwise permitted Lien which is being replaced; and

  •
  Permitted Liens.

        Notwithstanding the foregoing, the Issuer or any Restricted Subsidiary of the Issuer may, without equally and ratably securing any series of debt securities, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 20% of Consolidated Net Worth calculated as of the date of the creation or incurrence of such Lien or (ii) 20% of Consolidated Net Worth calculated as of the date of the initial issuance of such series of debt securities. The Issuer or any Restricted Subsidiary of the Issuer also may, without equally and ratably securing any series of debt securities, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence and the preceding paragraph.

        Limitation on Sale and Lease-Back Transactions.    Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, the Issuer will not, and will not permit any Restricted Subsidiary to, enter into any sale and lease-back transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

  •
  such transaction was entered into prior to the date of issuance of such series of debt securities;

  •
  such transaction was for the sale and leasing back to the Issuer or any of its Restricted Subsidiaries of any Principal Property by the Issuer or one of its Restricted Subsidiaries;

  •
  such transaction involves a lease for not more than three years (or which may be terminated by the Issuer or any Restricted Subsidiary within a period of not more than three years);

  •
  the Issuer would be entitled to incur Indebtedness secured by a mortgage on the Principal Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing any series of debt securities pursuant to the first paragraph of "—Limitation on Liens" above; or

  •
  the Issuer applies an amount equal to the net proceeds from the sale of the Principal Property to the following (either alone or in combination), within 365 calendar days before or after the effective date of any such sale and lease-back transaction: (i) to the retirement of long-term Indebtedness, provided that in lieu of applying such amount to such retirement, the Issuer may deliver debt securities of any series issued by the Issuer or any of its consolidated subsidiaries to the trustee of such series for cancellation, such debt securities to be credited at the cost thereof to the Issuer; or (ii) to purchase, improve or construct properties.

        Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (i) 20% of Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction or (ii) 20% of Consolidated Net Worth calculated as of the date of initial issuance of such series of debt securities.

        Also, the restriction on sale and lease-back transactions does not restrict any lease of a part of a Principal Property that has been sold, where the lease was made for use of such Principal Property in connection with the winding up or termination of the business conducted on such Principal Property.

Certain Definitions

        As used in this section, the following terms have the meanings set forth below.

        "Aggregate Debt" means the sum of the following as of the date of determination with respect to a particular series of debt securities: (1) the then outstanding aggregate principal amount of Indebtedness of the Issuer and its Consolidated Subsidiaries incurred after the closing date of the offering of such series of debt securities and secured by Liens not permitted by the first paragraph under "—Limitation on Liens" above; and (2) the then existing Attributable Liens of the Issuer and its Consolidated Subsidiaries' in respect of sale and lease-back transactions entered into after the closing date of the offering of such series of debt securities pursuant to the second paragraph of "—Limitation on Sale and Lease-Back Transactions" above.

        "Attributable Liens" means in connection with a sale and lease-back transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by the Issuer's Board of Directors; and (2) the present value (discounted at a rate of 10% per annum compounded monthly) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the Issuer may terminate the lease.

        "Board of Directors" means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person), or an executive committee of such Board of Directors or any duly authorized committee of that Board of Directors or any director(s), manager(s) and/or officer(s), as the case may be, to whom that Board of Directors or committee shall have duly delegated its authority.

        "Business Day", when used with respect to any Place of Payment, means each day which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close.

        "Consolidated Net Tangible Assets" means total assets, less reserves, after deducting:

  (1)    total current liabilities, excluding:

    •
    notes and loans payable;

    •
    current maturities of long-term debt; and

    •
    current maturities of capital leases; and

  (2)    certain intangible assets, to the extent included in total assets.

        "Consolidated Net Worth" means, as of any date of determination, the Shareholders' Equity of the Company and its Consolidated Subsidiaries on that date.

        "Consolidated Subsidiaries" means, as of any date of determination and with respect to any Person, those Subsidiaries of that Person whose financial data is, in accordance with GAAP, reflected in that Person's consolidated financial statements.

        "GAAP" means generally accepted accounting principles in the United States (including, if applicable, International Financial Reporting Standards) as in effect from time to time.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under any agreement with respect to any swap, interest rate cap agreements, interest rate collar agreements, forward, future or derivative transaction, option, leasing arrangements with respect to platinum and other precious metals that are entered into from time to time in the ordinary course of their business, or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, raw materials, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

        "Indebtedness" of any specified Person means any indebtedness in respect of borrowed money.

        "Lien" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

        "Permitted Liens" means:

  •
  Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

  •
  (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including capital lease transactions in connection with any such acquisition, and (b) Liens existing on any Principal Property at the time of acquisition thereof or at the time of acquisition by the Issuer of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof;

  •
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  •
  Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Principal Property relating to such letters of credit and the products and proceeds thereof;

  •
  Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contract, option, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

  •
  inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

  •
  easements, zoning restrictions, licenses, reservations, covenants, utility easements, building restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and minor defects or irregularities in title that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Subsidiary;

  •
  statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

  •
  Liens consisting of pledges or deposits to secure obligations under workers compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

  •
  Liens consisting of pledges or deposits of Principal Property to secure performance in connection with operating leases made in the ordinary course of business to which the Issuer or a Restricted Subsidiary is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

  •
  pre-existing Liens on assets acquired after the date of initial issuance of such series of debt securities;

  •
  Liens in favor of the Issuer or a Subsidiary of the Issuer or any Guarantor;

  •
  purchase money Liens or purchase money security interests upon or in any Principal Property acquired or held by the Issuer in the ordinary course of business to secure the purchase price of such Principal Property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such Principal Property;

  •
  Liens on any Principal Property in favor of the United States of America or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property;

  •
  Liens imposed by law, such as carriers', warehousemen's and mechanic's Liens and other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

  •
  Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

  •
  Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

  •
  licenses of intellectual property of the Issuer and its Subsidiaries granted in the ordinary course of business or otherwise;

  •
  leases or subleases granted to other Persons and not interfering in any material respect with the business of the Issuer and its Subsidiaries, taken as a whole; or

  •
  any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the preceding bullet points, inclusive.

        "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Property" means the land, improvements, buildings and fixtures owned by the Issuer or a Restricted Subsidiary that constitutes the Issuer's principal corporate office, any manufacturing plant or any manufacturing facility and has a book value in excess of 0.75% of the Issuer's Consolidated Net Tangible Assets as of the determination date. "Principal Property" does not include any property that the Board of Directors has determined not to be of material importance to the business conducted by the Issuer and its Subsidiaries, taken as a whole.

        "Restricted Subsidiary" means any Subsidiary of the Issuer that owns any Principal Property, but does not include:

  •
  any Subsidiary primarily engaged in financing receivables or in the finance business; or

  •
  any of the Issuer's less than 80%-owned Subsidiaries if the common stock of the Subsidiary is traded on any national securities exchange or quoted on the Nasdaq National Market or on the over-the-counter markets.

        "Senior Officer" of any specified Person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

        "Shareholders' Equity" means, as of any date of determination, shareholders' equity as reflected on the Company's most recent consolidated balance sheet prepared in accordance with GAAP.

        "Subsidiary" of a Person means a corporation, partnership, limited liability company or other similar entity a majority of whose Voting Stock is owned by such Person or a Subsidiary of such Person.

        "Voting Stock" of a Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Events of Default

        As to each series of debt securities, an event of default is defined in the indenture as being any:

  •
  default in payment of any interest on any debt security of such series when it becomes due and payable which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);

  •
  default in payment of any principal (except a sinking fund installment of principal, if any) of any debt security of such series when due at its stated maturity date or by declaration of acceleration, call for redemption or otherwise;

  •
  default in payment of any sinking fund installment, when and as due by the terms of a note of such series, and continuance of such default for a period of 30 days;

  •
  default in performance of any other covenant of the Issuer or any Guarantor of such series in the indenture (other than a covenant included solely for the benefit of debt securities of another series) which continues for 90 days after receipt of written notice, except with respect to any covenant, agreement or condition to file periodic reports with the trustee, in which case the 90 day period shall be extended to 150 calendar days;

  •
  certain events of bankruptcy, insolvency or reorganization relating to the Issuer or any Guarantor; or

  •
  other events of default specified in or pursuant to a board resolution or officer's certificate or in a supplemental indenture.

        The indenture provides that the trustee may withhold notice to the holders of debt securities of such series of any default (except in payment of principal, premium, if any, or interest, if any, on such series or in payment of any sinking fund installment on such series) if the trustee considers it is in the interest of such holders to do so.

        Holders of the debt securities of any series may not enforce the indenture or the debt securities of such series except as provided in the indenture. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal amount on all the debt securities of such series (or, if the debt securities of that series were issued as discounted debt securities, such portion of the principal as may be specified in the terms of that series) to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series (or, if the debt securities of that series were issued as discounted debt securities, such portion of the principal as may be specified in the terms of that series) will automatically become due and payable. Any event of default with respect to the debt securities of any series (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the debt securities of such series or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding security of such series) may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding.

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under the indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity satisfactory to the Trustee. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indenture, the holders of a majority in principal amount of the debt securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series. In respect of each series of debt securities, the Issuer is required annually to deliver to the trustee an officer's certificate stating whether or not the signers have knowledge of any default in the performance by each of the Issuer and the Guarantors of the covenants of the indenture. In addition, promptly (and in any event within 5 business days) upon the Issuer becoming aware of the occurrence of any default or event of default in respect of any series of debt securities, the Issuer is required to deliver to the trustee an officer's certificate setting forth the details of such default or event of default and the actions which the Issuer and the Guarantors propose to take with respect to such default or event of default.

Discharge

        The indenture with respect to the debt securities of any series may be discharged (with the exception of specified provisions as provided in the indenture) when the Issuer requests such discharge in writing accompanied by an officer's certificate and an opinion of counsel, in each case stating that all conditions precedent to discharge under the indenture have been satisfied and either:

  (A)
  all debt securities, with the exceptions provided for in the indenture, of that series have been delivered to the trustee for cancellation; or

  (B)
  all debt securities of that series not theretofore delivered to the trustee for cancellation have (1) become due and payable; (2) will become due and payable at their stated maturity within one year; (3) are to be called for redemption within one year; or (4) been deemed paid and discharged pursuant to the terms of the indenture;

and the Issuer has deposited or caused to be deposited with the trustee in trust an amount of (a) money, or (b) in the case of clauses (B)(2) and (B)(3), (I) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the stated maturity or redemption date, as the case may be, money in an amount or (II) a combination of money or U.S. government obligations as provided in (I) above, in each case sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit in the case of debt securities which have become due and payable or to the stated maturity or redemption date, as the case may be.

Defeasance

        The indenture provides that the Issuer may discharge the entire indebtedness of all outstanding debt securities of a series and the provisions of the indenture as they relate to such debt securities will no longer be in effect in respect of the Issuer and the Guarantors (with the exception of specified provisions as provided in the indenture) if the Issuer deposits or causes to be deposited with the trustee, in trust, money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to and including a redemption date which has been irrevocably designated by the Issuer for redemption of such debt securities. To exercise any such option, the Issuer is required to meet specified conditions, including that no event of default or default shall have occurred and be continuing, and delivering to the trustee an opinion of counsel to the effect that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance or discharge and that no event of default or default shall have occurred and be continuing.

        The indenture provides that, at the election of the Issuer, the Issuer and the Guarantors need not comply with certain restrictive covenants of the indenture as to any series of debt securities (in the case of debt securities as described above under "—Certain Covenants of the Debt Securities—Limitation on Liens" and "—Limitation on Sale and Lease-Back Transactions"), upon the deposit by the Issuer with the trustee, in trust, of money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to and including a redemption date which has been irrevocably designated by us for redemption of such debt securities. To exercise any such option, the Issuer may be required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

Modification of the Indenture

        The indenture contains provisions permitting the Issuer, the Guarantor(s) (if any) and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such modification (voting as one class), to modify the indenture or the rights of the holders of the debt securities, except that no such modification shall, without the consent of the holder of each debt security so affected:

  •
  change the maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted debt security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium or currency of payment of such debt security, or impair the right of any holder to institute suit for payment thereof on or after stated maturity;

  •
  reduce the percentage of debt securities, the consent of the holders of which is required for any such modification or for certain waivers or other modifications under the indenture; or

  •
  modify certain provisions of the indenture related to entry into a supplemental indenture with consent of holders, waiver of past defaults and waiver of certain covenants, except under certain circumstances specified in the indenture.

        The indenture contains provisions permitting the Issuer, the Guarantor(s) (if any) and the trustee, without the consent of any holders, to modify the indenture for any of the following purposes:

  •
  to evidence the succession of another corporation to the Issuer or any Guarantor and the assumption by any such successor of the Issuer's covenants in the indenture and the debt securities or such Guarantor's covenants in the indenture and the guarantee, as the case may be;

  •
  to evidence the addition of a Person as an issuer, co-issuer or guarantor of a particular series of debt securities;

  •
  to add to the Issuer's or any Guarantor's covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Issuer or such Guarantor, as the case may be, in the indenture;

  •
  to add any additional events of defaults;

  •
  to add or change any provisions of the indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form;

  •
  to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to such modification which is entitled to the benefit of such provision;

  •
  to secure any series of debt securities;

  •
  to establish the form or terms of any debt securities of any series as permitted by the indenture;

  •
  to establish the terms of a related guarantee of any debt securities as permitted by the indenture;

  •
  to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to evidence and provide for the acceptance of appointment of a trustee other than U.S. Bank as trustee for a series of debt securities and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to provide for any rights of the holder of debt securities of any series to require the repurchase of debt securities of such series from the Issuer;

  •
  to cure any ambiguity, to correct or supplement any provision of the indenture which may be inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

  •
  to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments to that Act; or

  •
  to conform any provision to this "Description of Debt Securities" or the description of a series of debt securities contained in the applicable prospectus supplement;

  •
  to make any change that would not adversely affect the legal rights of the registered holders of debt securities; or

  •
  for any other reason specified in the applicable prospectus supplement.

Concerning the Trustee

        We may from time to time maintain lines of credit and have other customary banking relationships with each trustee and its affiliated banks.

Governing Law

        The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF ORDINARY SHARES AND PREFERRED SHARES

        The following description of the share capital of Seagate Technology plc (the "Issuer") is a summary. This summary is not complete and is subject to the complete text of the Issuer's memorandum and articles of association previously filed with the Commission and to the Irish Companies Acts 1963-2012 (the "Irish Companies Acts"). We encourage you to read those laws and documents carefully.

Capital Structure

        Authorized Share Capital.    The authorized share capital of the Issuer is €40,000 and US$13,500 and consists of (a) 40,000 deferred shares of €1.00 each, (b) 1,250,000,000 ordinary shares of US$0.00001 each and (c) 100,000,000 undesignated preferred shares of US $0.00001 each. The authorized share capital includes 40,000 deferred shares with a nominal value of €1 per share in order to satisfy statutory requirements for all Irish public limited companies commencing operations.

        The Issuer may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association.

        As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company's shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, the articles of association of the Issuer authorize the board of directors of the Issuer to issue new ordinary or preferred shares up to the current authorized share capital without shareholder approval for a period of five years from the date of adoption of the Issuer's articles of association by a special resolution of the shareholders on July 1, 2010.

        The authorized share capital may be increased or reduced by way of an ordinary resolution of the Issuer's shareholders. The shares comprising the authorized share capital of the Issuer may be divided into shares of such par value as the resolution shall prescribe.

        The rights and restrictions to which the ordinary shares will be subject will be prescribed in the Issuer's articles of association. the Issuer's articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by the Issuer. The Issuer's board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series or shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

        Irish law does not recognize fractional shares held of record; accordingly, the Issuer's articles of association do not provide for the issuance of fractional shares of the Issuer, and the official Irish register of the Issuer does not reflect any fractional shares.

        Issued Share Capital.    As of January 24, 2013 the Issuer has in issue 358,861,313 ordinary shares each with a nominal value of US$0.00001, and 40,000 deferred shares each with a nominal value of €1.00. All shares in issue are fully paid and non-assessable. There are no preferred shares of US$0.00001 currently in issue.

Pre-emption Rights, Share Warrants and Share Options

        Certain statutory pre-emption rights apply automatically in favor of the Issuer's shareholders where shares in the Issuer are to be issued for cash. However, the Issuer has opted out of these pre-emption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, the Issuer's articles of association provide that this opt-out must be so renewed. A special resolution requires not less than 75% of the votes of the Issuer's shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of the Issuer pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

        The articles of association of the Issuer provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which the Issuer is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization.

        The Issuer is subject to the rules of NASDAQ that require shareholder approval of certain share issuances.

Dividends

        Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of the Issuer less accumulated realized losses of the Issuer. In addition, no distribution or dividend may be made unless the net assets of the Issuer are equal to, or in excess of, the aggregate of the Issuer's called up share capital plus undistributable reserves and the distribution does not reduce the Issuer's net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which the Issuer's accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed the Issuer's accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

        The determination as to whether or not the Issuer has sufficient distributable reserves to fund a dividend must be made by reference to "relevant accounts" of the Issuer. The "relevant accounts" will be either the last set of unconsolidated annual audited financial statements or other qualifying financial statements properly prepared in accordance with the Irish Companies Acts, which give a "true and fair view" of the Issuer's unconsolidated financial position, and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

        The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of the Issuer. The Issuer's articles of association authorize the directors to declare such dividends as appear justified from the profits of the Issuer without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

        The directors of the Issuer may deduct from any dividend payable to any member all sums of money (if any) payable by such member to the Issuer in relation to the shares of the Issuer.

        The directors of the Issuer are also entitled to issue shares with preferred rights to participate in dividends declared by the Issuer. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

        For information about the Irish tax issues relating to dividend payments, please see "Certain Tax Considerations—Irish Tax Considerations" below.

Share Repurchases, Redemptions and Conversions

  Overview

        Article 11 of the Issuer's articles of association provides that any ordinary share which the Issuer has acquired or agreed to acquire shall be deemed to be a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Issuer and any third party pursuant to which the Issuer acquires or will acquire ordinary shares, or an interest in ordinary shares, from the relevant third party. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by the Issuer will technically be effected as a redemption of those shares as described below under "—Repurchases and Redemptions by the Issuer." If the articles of association of the Issuer did not contain Article 11, repurchases by the Issuer would be subject to many of the same rules that apply to purchases of the Issuer shares by subsidiaries described below under "—Purchases by Subsidiaries of the Issuer," including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a "recognized stock exchange." Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of the Issuer, we are referring to the redemption of ordinary shares by the Issuer pursuant to Article 11 of its articles of association or the purchase of ordinary shares of the Issuer by a subsidiary of the Issuer, in each case in accordance with the Issuer's articles of association and Irish company law as described below.

  Repurchases and Redemptions by the Issuer

        Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under "—Dividends") or the proceeds of a new issue of shares for that purpose. The Issuer currently has distributable reserves which are calculated by reference to the relevant accounts of the Issuer. The issue of redeemable shares may only be made by the Issuer where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of the Issuer. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on Article 11 of the Issuer's articles of association, shareholder approval will not be required to redeem the Issuer shares.

        The board of directors of the Issuer will also be entitled to issue preferred shares which may be redeemed at the option of either the Issuer or the shareholder, depending on the terms of such preferred shares. Please see "—Capital Structure—Authorized Share Capital" above for additional information on redeemable shares.

        Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by the Issuer at any time must not exceed 10% of the nominal value of the issued share capital of the Issuer. The Issuer cannot exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by the Issuer or re-issued subject to certain conditions.

  Purchases by Subsidiaries of the Issuer

        Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of the Issuer either on-market or off-market. A general authority of the shareholders of the Issuer is required to allow a subsidiary of the Issuer to make on-market purchases of the Issuer shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of the Issuer shares is required. The Issuer did not seek a renewal of such general authority at its most recent annual general meeting but may seek such general authority from shareholders in the future. In order for a subsidiary of the Issuer to make an on-market purchase of the Issuer's shares, such shares must be purchased on a "recognised stock exchange." NASDAQ, on which the shares of the Issuer are listed, became a "recognised stock exchange" for this purpose on March 12, 2010, as a result of the coming into effect of the Irish Companies (Recognised Stock Exchanges) Regulations 2010. For an off-market purchase by a subsidiary of the Issuer, the proposed purchase contract must be authorized by special resolution of the shareholders of the Issuer before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of the Issuer.

        The number of shares held by the subsidiaries of the Issuer at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of the Issuer. While a subsidiary holds shares of the Issuer, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of the Issuer by a subsidiary must be funded out of distributable reserves of the subsidiary.

  Existing Share Repurchase Program

        As of December 28, 2012, the Issuer had approximately $1.0 billion of availability remaining under its $2.5 billion April 2012 share repurchase authorization. All other authorized plans have been utilized. Based on market conditions, share repurchases will be made from time to time in the open market and in privately negotiated transactions at the discretion of management. The repurchase programs do not have a prescribed expiration date.

        As noted above, because repurchases of the Issuer shares by the Issuer will technically be effected as a redemption of those shares pursuant to Article 11 of the articles of association, shareholder approval for such repurchases will not be required.

Bonus Shares

        Under the Issuer's articles of association, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of the Issuer for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

        Under its articles of association, the Issuer may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

        The Issuer may, by ordinary resolution, reduce its authorized share capital in any way. The Issuer also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way. The creation of the distributable reserves referred to above in "—Dividends" involved in part a reduction of share capital, namely the share premium account of the Issuer, for purposes of Irish law.

General Meetings of Shareholders

        The Issuer is required to hold annual general meetings at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year and no more than nine months after the Issuer's fiscal year-end. The Issuer has held all of its annual general meetings in Ireland since the redomiciliation became effective on July 4, 2010, other than the annual general meeting for 2010 held on January 18, 2011 in Santa Cruz, California. However, any annual general meeting may be held outside Ireland if a resolution so authorizing is passed at the preceding annual general meeting. The Issuer's articles of association include a provision reflecting this requirement of Irish law. At any annual general meeting, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association.

        Extraordinary general meetings of the Issuer may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of the Issuer carrying voting rights or (iii) on requisition of the Issuer's auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of the Issuer as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

        Notice of a general meeting must be given to all shareholders of the Issuer entitled to such notice and to the auditors of the Issuer. The articles of association of the Issuer provide that the maximum notice period is 60 days. The minimum notice periods are 21 days' notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, the Issuer's articles of association include provisions reflecting these requirements of Irish law.

        In the case of an extraordinary general meeting convened by shareholders of the Issuer, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of the Issuer's shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

        The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor's remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

        Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve for one year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

        If the directors become aware that the net assets of the Issuer are half or less of the amount of the Issuer's called-up share capital, the directors of the Issuer must convene an extraordinary general meeting of the Issuer's shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

        Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in the Issuer's share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the Issuer's articles of association. The articles of association of the Issuer permit the appointment of proxies by the shareholders to be notified to the Issuer electronically.

        The Issuer's articles of association provide that all resolutions shall be decided by a show of hands unless a poll is demanded by the Chairman, by at least five shareholders present in person or by proxy, or by any shareholder or shareholders holding not less than 10% of the total voting rights of the Issuer as of the record date for the meeting, or by any shareholder or shareholders holding shares in the Issuer conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all shares. Each the Issuer ordinary shareholder of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

        In accordance with the articles of association of the Issuer, the directors of the Issuer may from time to time cause the Issuer to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

        Treasury shares will not be entitled to vote at general meetings of shareholders.

        Irish company law requires "special resolutions" of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of the Issuer's shareholders at a general meeting. This may be contrasted with "ordinary resolutions," which require a simple majority of the votes of the Issuer's shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

  •
  Amending the objects or memorandum of association of the Issuer;

  •
  Amending the articles of association of the Issuer;

  •
  Approving a change of name of the Issuer;

  •
  Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

  •
  Opting out of pre-emption rights on the issuance of new shares;

  •
  Re-registration of the Issuer from a public limited company as a private company;

  •
  Variation of class rights attaching to classes of shares;

  •
  Purchase of own shares off-market;

  •
  A reduction of share capital;

  •
  Sanctioning a compromise/scheme of arrangement;

  •
  Resolving that the Issuer be wound up by the Irish courts;

  •
  Resolving in favor of a shareholders' voluntary winding-up;

  •
  Re-designation of shares into different share classes; and

  •
  Setting the re-issue price of treasury shares.

        A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Rights Attaching to a Class or Series of Shares

        Variation of all or any special rights attached to any class or series of shares of the Issuer is addressed in the articles of association of the Issuer as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of the Issuer must be approved by a special resolution of the shareholders of the class or series affected.

Quorum for General Meetings

        The presence, in person or by proxy, of the holders of a majority of the Issuer's ordinary shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting of the Issuer if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of the Issuer. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

        Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of the Issuer and any act of the Irish government which alters the memorandum of association of the Issuer; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of the Issuer; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors' interests and other statutory registers maintained by the Issuer; (iv) receive copies of balance sheets and directors' and auditors' reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of the Issuer which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of the Issuer will also have the right to inspect all books, records and vouchers of the Issuer. The auditors' report must be circulated to the shareholders with audited consolidated annual financial statements of the Issuer prepared in accordance with International Financial Reporting Standards 21 days before the annual general meeting and must be read to the shareholders at the Issuer's annual general meeting.

Acquisitions

        There are a number of mechanisms for acquiring an Irish public limited company, including:

  (a)
  a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

  (b)
  through a tender offer by a third party for all of the shares of the Issuer. Where the holders of 80% or more of the Issuer's shares have accepted an offer for their shares in the Issuer, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its "squeeze out" right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of the Issuer were listed on the Irish Stock Exchange or another regulated stock exchange in the European Union (the "EU"), this threshold would be increased to 90%; and

  (c)
  it is also possible for the Issuer to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If the Issuer is being merged with another EU company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to the Issuer's shareholders is not all in the form of cash, the Issuer's shareholders may be entitled to require their shares to be acquired at fair value.

        Under Irish law, there is no requirement for a company's shareholders to approve a sale, lease or exchange of all or substantially all of a company's property and assets. However, the Issuer's articles of association provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Appraisal Rights

        Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 (as amended by the European Communities (Mergers and Divisions of Companies) (Amendment) Regulations 2011) governing the merger of an Irish public limited company and a company incorporated in the European Economic Area (the EEA includes all member states of the EU, Norway, Iceland and Liechtenstein), a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

        Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. A shareholder of the Issuer must therefore make such a notification to the Issuer if as a result of a transaction the shareholder will be interested in 5% or more of the shares of the Issuer; or if as a result of a transaction a shareholder who was interested in more than 5% of the shares of the Issuer ceases to be so interested. Where a shareholder is interested in more than 5% of the shares of the Issuer, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to the Issuer. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of the Issuer's share capital. Where the percentage level of the shareholder's interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to the Issuer within 5 business days of the transaction or alteration of the shareholder's interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in the Issuer concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

        In addition to the above disclosure requirement, the Issuer, under the Irish Companies Acts, may by notice in writing require a person whom the Issuer knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in the Issuer's relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of the Issuer, to give such further information as may be required by the Issuer including particulars of such person's own past or present interests in shares of the Issuer. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

        Where such a notice is served by the Issuer on a person who is or was interested in shares of the Issuer and that person fails to give the Issuer any information required within the reasonable time specified, the Issuer may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

  (a)
  any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

  (b)
  no voting rights shall be exercisable in respect of those shares;

  (c)
  no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

  (d)
  no payment shall be made of any sums due from the Issuer on those shares, whether in respect of capital or otherwise.

        Where the shares in the Issuer are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

  Irish Takeover Rules and Substantial Acquisition Rules

        A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of the Issuer will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

  General Principles

        The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

  •
  in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

  •
  the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

  •
  the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company's place of business;

  •
  false markets in the securities of the target company or any other company concerned by the offer must not be created;

  •
  a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

  •
  a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

  •
  a "substantial acquisition" of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

  Mandatory Bid

        If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in the Issuer, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in the Issuer if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

  Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

        A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of the Issuer within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for the Issuer ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the "look back" period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

        If the bidder or any of its concert parties has acquired ordinary shares of the Issuer (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of the Issuer or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per the Issuer ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of the Issuer in the

12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

        An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

  Substantial Acquisition Rules

        The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the Issuer. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the Issuer is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the Issuer and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

  Frustrating Action

        Under the Irish Takeover Rules, the board of directors of the Issuer is not permitted to take any action which might frustrate an offer for the shares of the Issuer once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

  (a)
  the action is approved by the Issuer's shareholders at a general meeting; or

  (b)
  with the consent of the Irish Takeover Panel where:

  (i)
  the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

  (ii)
  the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

  (iii)
  in accordance with a contract entered into prior to the announcement of the offer; or

  (iv)
  the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

        For other provisions that could be considered to have an anti-takeover effect, please see above at "—Pre-emption Rights, Share Warrants and Share Options" and "—Disclosure of Interests in Shares," in addition to "—Corporate Governance" below.

Corporate Governance

        The articles of association of the Issuer allocate authority over the management of the Issuer to the board of directors. The board of directors may then delegate management of the Issuer to committees of the board, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of the Issuer. The Issuer currently has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. The Issuer has also adopted Corporate Governance Guidelines and a Code of Ethics that provide the corporate governance framework for the Issuer.

Legal Name; Formation; Fiscal Year; Registered Office

        The legal and commercial name of the Issuer, an Irish company, is Seagate Technology Public Limited Company. Seagate Technology plc was incorporated in Ireland, as a public limited company on January 22, 2010 with company registration number 480010, in order to assist the change of the Company's jurisdiction of incorporation from the Cayman Islands to Ireland (the "Scheme of Arrangement"). On January 27, 2010, the Board of Directors of Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands ("Seagate-Predecessor") approved the Scheme of Arrangement. At a special court-ordered meeting of shareholders on April 14, 2010, Seagate-Predecessor shareholders voted in favor of a reorganization proposal pursuant to which all Seagate-Predecessor ordinary shares would be cancelled and all holders of such shares would receive ordinary shares of the Issuer, on a one-to-one basis. On May 14, 2010, the Scheme of Arrangement was sanctioned at a Cayman Court hearing. The Scheme of Arrangement became effective at 1:30 p.m., Pacific Time, on July 3, 2010. The Issuer operates and reports financial results on a fiscal year of 52 or 53 weeks ending on the Friday closest to June 30. The Issuer's registered address is 38/39 Fitzwilliam Square, Dublin 2, Ireland.

Duration; Dissolution; Rights upon Liquidation

        The Issuer's duration will be unlimited. The Issuer may be dissolved at any time by way of either a shareholders' voluntary winding up or a creditors' voluntary winding up. In the case of a shareholders' voluntary winding up, the consent of not less than 75% of the shareholders of the Issuer is required. The Issuer may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where the Issuer has failed to file certain returns.

        The rights of the shareholders to a return of the Issuer's assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in the Issuer's articles of association or the terms of any preferred shares issued by the directors of the Issuer from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of the Issuer. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. the Issuer's articles of association provide that the ordinary shareholders of the Issuer are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

        Holders of ordinary shares of the Issuer will not have the right to require the Issuer to issue certificates for their shares. The Issuer will only issue uncertificated ordinary shares.

Stock Exchange Listing

        The Issuer's ordinary shares are listed on the NASDAQ Global Select Market under the trading symbol "STX."

No Sinking Fund

        The Issuer's ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

        The Issuer's ordinary shares are not liable to further calls and assessments beyond any consideration required in connection with their initial issuance or vesting.

Transfer and Registration of Shares

        The Issuer's share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in the Issuer. A shareholder of the Issuer who only holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in the Issuer's official share register, as the depository or other nominee will remain the record holder of such shares.

        A written instrument of transfer is required under Irish law in order to register on the Issuer's official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on the Issuer's official Irish share register.

        We currently intend to cause one of our affiliates to pay stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases the Issuer may, in its absolute discretion, cause one of its affiliates to pay any stamp duty. The Issuer's articles of association provide that, in the event of any such payment, the Issuer (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the Issuer's shares on which we have paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in the Issuer's shares has been paid unless one or both of such parties is otherwise notified by us.

        The Issuer's articles of association delegate to the Issuer's secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of the Issuer shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from the Issuer for this purpose) or request that the Issuer execute an instrument of transfer on behalf of the transferring party in a form determined by the Issuer. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to the Issuer's transfer agent, the transferee will be registered as the legal owner of the relevant shares on the Issuer's official Irish share register (subject to the matters described below).

        The directors of the Issuer have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share only.

        The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of preferred shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the SEC promptly after the offering of that series of preferred shares. As used in this section only, "we", "our" and "us" refers to Seagate Technology plc.

General

        We may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

        A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

        Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

        The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

        The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.

Conversion and Exchange

        If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

        Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

        Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder's depositary shares. The preferred share depositary will try to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.

Record Date

        Whenever

  •
  any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares; or

  •
  the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts:

  •
  who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

  •
  who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

        We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding preferred shares have been redeemed or bought back or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preferred Share Depositary

        To the fullest extent permitted by applicable law, we will pay or cause to be paid, all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

        Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

        The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary and the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See "Amendment and Termination of the Deposit Agreement" above.

 DESCRIPTION OF WARRANTS

        The following description of warrants sets forth certain general terms and provisions of warrants. This summary does not contain all of the information that you may find useful. The particular terms of the warrants offered will be described in the prospectus supplement relating to those warrants. As used in this section only, "we", "our" and "us" refers to Seagate Technology plc.

General

        We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select. Unless otherwise specified in the applicable prospectus supplement, the warrant agreements and the warrants will be governed by and construed in accordance with the law of the State of New York.

        You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

  •
  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of certain United States federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

 DESCRIPTION OF PURCHASE CONTRACTS

        As used in this section only, "we," "our" and "us" refers to Seagate Technology plc. We may issue purchase contracts for the purchase or sale of:

  •
  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

  •
  currencies; or

  •
  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement.

        Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.

        Unless otherwise specified in the applicable prospectus supplement, the purchase contracts and the purchase contract agreement will be governed by New York law.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, preferred shares, ordinary shares or any combination of such securities.

        Unless otherwise specified in the applicable prospectus supplement, the units and the unit agreement will be governed by New York law.

MATERIAL TAX CONSIDERATIONS

United States Federal Income Tax Considerations

        The following is a summary of the material United States federal income tax consequences, as of the date of this document, of the ownership of our debt securities, ordinary shares, preferred shares, depositary shares or warrants by beneficial owners that purchase the debt securities, shares or warrants in connection with their initial issuance, and that hold the debt securities, shares or warrants as capital assets. Except where otherwise noted, this summary only addresses United States federal income tax consequences to holders that are "United States holders." For purposes of this summary, you are a "United States holder" if you are, for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        For purposes of this summary, you are a "non-United States holder" if you are neither a United States holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

        Further, no advance tax ruling or opinion of tax counsel has been sought or obtained from the United states Internal Revenue Service regarding the U.S. federal income tax consequences described below.

        This summary is based on current law, which is subject to change, perhaps retroactively, is for general purposes only and should not be considered tax advice. This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. This summary also does not address the effects of any United States federal tax consequences other than income taxes (such as gift, estate or generation-skipping transfer tax issues). In addition, it does not present a description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a broker or dealer in securities or currencies;

  •
  a trader in securities if you elect to use a mark-to-market method of accounting for your securities holdings;

  •
  a financial institution;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a partnership or other pass-through entity for United States federal income tax purposes, or an investor in such an entity;

  •
  a person liable for alternative minimum tax;

  •
  a person holding debt securities, ordinary shares, preferred shares, depositary shares or warrants as part of a hedging, integrated or conversion transaction, constructive sale or straddle or other risk reduction transaction;

  •
  a person owning, actually or constructively, 10% or more of our voting shares or 10% or more of the voting shares of any of our non-United States subsidiaries (and any person that is related to such an owner of our stock);

  •
  a United States holder whose "functional currency" is not the United States dollar;

  •
  a United States expatriate;

  •
  a retirement plan;

  •
  a controlled foreign corporation;

  •
  a passive foreign investment company;

  •
  a regulated investment company; or

  •
  a real estate investment trust.

        We cannot assure you that a later change in law will not alter significantly the tax considerations that we describe in this summary. The discussion below assumes that all debt securities issued hereunder will be classified as debt for United States federal income tax purposes, and that ordinary shares, preferred shares and depositary shares will be treated as equity interests in a foreign corporation for United States federal income tax purposes. Holders should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below.

        If a partnership holds our debt securities, ordinary shares, preferred shares, depositary shares or warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, ordinary shares, preferred shares, depositary shares or warrants, you should consult your tax advisor.

        You should consult your own tax advisor concerning the particular United States federal income tax consequences to you of the ownership and disposition of our debt securities, ordinary shares, preferred shares, depositary shares or warrants, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Consequences to United States Holders

Debt Securities

        This summary is not intended to include all of the possible types of debt securities that we may issue under this prospectus, including, for example, short-term debt securities, floating rate debt securities, foreign currency debt securities, extendible, reset or renewable debt securities, securities providing for contingent payments, or debt securities that are convertible or exchangeable into our shares. We will describe any additional United States federal income tax consequences resulting from a specific issuance of debt securities in the applicable prospectus supplement.

Payments of Interest

        Except as provided below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes. In addition to interest on a debt security (which includes any Irish tax withheld from the interest payments you receive), you will be required to include in income any additional amounts paid in respect of such Irish tax withheld. You may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). Such interest (including any additional amounts) and any OID (as defined below) will generally be treated as foreign source income and, for purposes of the United States foreign tax credit, generally will be considered passive category income. You will generally be denied a foreign tax credit for foreign taxes imposed with respect to a debt security when you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Original Issue Discount

        If you own debt securities issued with original issue discount, which we refer to as "OID" (such debt securities, "original issue discount debt securities"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an original issue discount debt security.

        A debt security with an issue price that is less than its "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

  •
  it is payable at least once per year;

  •
  it is payable over the entire term of the debt security; and

  •
  it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

        We will give you notice in the applicable prospectus supplement if we determine that a particular debt security will bear interest that is not qualified stated interest.

        If you own debt securities issued with de minimis OID, i.e., discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

        Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or your option. In other cases, the debt securities may provide for contingent payments or for payment in accordance with one or more alternative payment schedules. Original issue discount debt securities containing those features may be subject to OID rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

        If you own original issue discount debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraphs.

        The amount of OID that you must include in income if you are the initial United States holder of an original issue discount debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

  •
  the debt security's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

  •
  the aggregate of all qualified stated interest allocable to the accrual period.

        OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than payments of qualified stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by holders other than corporations and other exempt holders.

        You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

        If you are considering the purchase of original issue discount debt securities, you should carefully examine the applicable prospectus supplement and should consult your tax advisors with respect to the tax consequences of any OID which will depend, in part, on the particular terms and features of the debt securities.

Market Discount

        If you purchase a debt security (other than at original issuance) for an amount that is less than its stated redemption price at maturity, or, in the case of an original issue discount debt security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. Your election to accrue market discount on a constant interest method is to be made for the taxable year in which you acquired the debt security, applies only to that debt security and may not be revoked. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the Internal Revenue Service. You should consult your own tax advisor before making either election described in this paragraph.

Acquisition Premium; Amortizable Bond Premium

        If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

        If you purchase a debt security, including an original issue discount debt security, for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a "premium" and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the Internal Revenue Service. You should consult your own tax advisor before making this election.

Sale, Exchange and Retirement of Debt Securities

        Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID or market discount that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest, which will be treated as a payment of interest for federal income tax purposes), and the adjusted tax basis of the debt security. Except as described above with respect to market discount or with respect to contingent payment debt instruments, short-term debt securities or foreign currency debt securities, which this summary does not generally discuss, that gain or loss will generally be capital gain or loss. That gain or loss will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a disposition of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Capital gains of individuals derived in respect of capital assets held for more than one year are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        In general, information reporting will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income. In addition to being subject to backup withholding, a United States holder may in certain circumstances be subject to penalties imposed by the Internal Revenue Service if the United States holder does not provide a correct taxpayer identification number or an adequate basis for exemption from backup withholding.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

Ordinary Shares, Preferred Shares and Depositary Shares

        The consequences of the purchase, ownership or disposition of our shares depend on a number of factors including:

  •
  the term of the shares;

  •
  any put or call or redemption provisions with respect to the shares;

  •
  any conversion or exchange features with respect to the shares; and

  •
  the price at which the shares are sold.

        You should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the holding and disposition of ordinary shares, preferred shares or depositary shares with such terms.

        In general, for United States federal income tax purposes, United States holders of depositary shares will be treated as the owners of the underlying preferred shares that are represented by such depositary shares. Deposits or withdrawals of preferred shares by United States holders for depositary shares will not be subject to United States federal income tax.

Taxation of Dividends

        The gross amount of distributions you receive on your ordinary shares, preferred shares or depositary shares (including any amounts withheld to reflect Irish withholding tax) will generally be treated as dividend income to you if the distributions are made from our current and accumulated earnings and profits, calculated according to United States federal income tax principles. Such income (including withheld taxes) will be includible in your gross income as ordinary income on the day you receive it. Corporations that are United States holders will not be entitled to claim a dividends received deduction allowed to corporations under the Code.

        With respect to non-corporate United States investors, certain dividends from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury

Department has determined that the current income tax treaty between the United States and Ireland meets these requirements, and we believe we are eligible for the benefits of that treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our ordinary shares, which are listed on the NASDAQ Global Select Market, are readily tradable on an established securities market in the United States. There can be no assurance, however, that our preferred shares or depositary shares will be considered readily tradable on an established securities market in the United States or that our ordinary shares will be so considered in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the reduced rate will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

        Subject to certain conditions and limitations, Irish withholding taxes on dividends may be treated as foreign taxes eligible for credit against a United States holder's United States federal income tax liability. As discussed further below, for purposes of calculating the foreign tax credit, distributions paid on our ordinary shares, preferred shares or depositary shares that are treated as dividends for United States federal income tax purposes may be treated as income from sources outside the United States, in which case such income would generally constitute passive category income. Further, in certain circumstances, if a United States holder:

  •
  has held our ordinary shares, preferred shares or depositary shares for less than a specified minimum period during which such holder is not protected from risk of loss, or

  •
  is obligated to make payments related to the dividends,

such United States holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on such shares. The rules governing the foreign tax credit are complex. United States holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted basis in the ordinary shares or preferred shares, thereby increasing the amount of gain, or decreasing the amount of loss, you will recognize on a subsequent disposition of the shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. Consequently, such distributions in excess of our current and accumulated earnings and profits would generally not give rise to foreign source income and a United States holder would generally not be able to use the foreign tax credit arising from any Irish withholding tax imposed on such distributions unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes.

        If, for United States federal income tax purposes, we are classified as a "United States-owned foreign corporation," distributions made to you with respect to your ordinary shares, preferred shares or depositary shares that are taxable as dividends generally will be treated for United States foreign tax credit purposes as (1) foreign source "passive category income" and (2) United States source income, in proportion to our earnings and profits in the year of such distribution allocable to foreign and United States sources, respectively. For this purpose, we will be treated as a United States-owned foreign corporation so long as shares representing 50% or more of the voting power or value of our shares are owned, directly or indirectly, by United States persons.

Preferred Shares Redemption Premium

        Under Section 305(c) of the Code and the applicable regulations thereunder, if in certain circumstances the redemption price of the preferred shares exceeds its issue price by more than a de minimis amount, the difference—which we refer to as "redemption premium"—will be taxable as a constructive distribution to you over time of additional preferred shares. These constructive distributions would be treated first as a dividend to the extent of our current and accumulated earnings and profits and otherwise would be subject to the treatment described above for dividends not paid out of current and accumulated earnings and profits. If the preferred shares provide for optional rights of redemption by us at prices in excess of the issue price, you could be required to recognize such excess if, based on all of the facts and circumstances, the optional redemptions are more likely than not to occur. Applicable regulations provide a "safe harbor" under which a right to redeem will not be treated as more likely than not to occur if (1) you are not related to us within the meaning of the regulations; (2) there are no plans, arrangements, or agreements that effectively require or are intended to compel us to redeem the shares and (3) exercise of the right to redeem would not reduce the yield of the shares, as determined under the regulations. Regardless of whether the optional redemptions are more likely than not to occur, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount or is in the nature of a penalty for premature redemption. You should also consult the applicable prospectus supplement for information regarding any additional consequences under Section 305(c) in light of the particular terms of an issuance of preferred shares.

Disposition of the Ordinary Shares, Preferred Shares or Depositary Shares

        Subject to the redemption rules discussed above, when you sell or otherwise dispose of your ordinary shares, preferred shares or depositary shares you will recognize capital gain or loss in an amount equal to the difference between the amount you realize for the shares and your adjusted tax basis in them. In general, your adjusted tax basis in the ordinary shares will be your cost of obtaining the shares reduced by any previous distributions that are not characterized as dividends. In general, your adjusted tax basis in the preferred shares or depositary shares will be your cost of obtaining those shares increased by any redemption premium previously included in income by you and reduced by any previous distributions that are not characterized as dividends. For foreign tax credit limitation purposes, such gain or loss will generally be treated as United States source gain or loss. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a disposition of an ordinary share, preferred share or depositary share unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. If you are an individual and the shares being sold or otherwise disposed of are capital assets that you have held for more than one year, your gain recognized generally will be eligible for reduced rates of taxation applicable to long-term capital gains. Your ability to deduct capital losses is subject to limitations. A redemption of our ordinary shares, preferred shares or depositary shares may be treated, depending upon the circumstances, as a sale or a dividend. You should consult your tax advisor regarding the application of these rules to your particular circumstances.

Information Reporting and Backup Withholding

        In general, unless you are an exempt recipient such as a corporation, information reporting will apply to dividends in respect of the ordinary shares, preferred shares or depositary shares or the proceeds received on the sale, exchange, or redemption of those ordinary shares, preferred shares or depositary shares paid to you within the United States and, in some cases, outside of the United States. Additionally, if you fail to provide your taxpayer identification number, or fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding with respect to such payments. In addition to being subject to backup withholding, a United States holder may in certain circumstances be subject to penalties imposed by the Internal Revenue Service if the United States holder does not provide a correct taxpayer identification number or an adequate basis for exemption from backup withholding.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

Warrants

        You will generally not recognize any gain or loss upon the exercise of warrants to purchase our ordinary shares or preferred shares except with respect to cash received in lieu of a fractional ordinary share or preferred share. You will have an initial tax basis in the ordinary shares or preferred shares received on exercise of the warrants equal to the sum of your tax basis in the warrants and the aggregate cash exercise price paid in respect of such exercise less any basis attributable to the receipt of fractional shares. Your holding period in the ordinary shares or preferred shares received on exercise of the warrants will commence on the date the warrants are exercised.

        If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your tax basis in the warrant. Such loss will be a long-term capital loss if the warrant has been held for more than one year. Upon the sale or exchange of a warrant, you will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale or exchange and your tax basis in such warrant. Any capital gain or loss you recognize in connection with the lapse, sale or exchange of a warrant will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a sale or exchange of a warrant unless such credit can be applied (subject to applicable limitations) against tax due on other income tax treated as derived from foreign sources. Capital gains of individuals derived in respect of capital assets held for more than one year are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Under Section 305 of the Code, you may be deemed to have received a constructive distribution from us, which may result in the inclusion of ordinary dividend income, in the event of certain adjustments, or the failure to make certain adjustments, to the number of ordinary shares or preferred shares to be issued upon exercise of a warrant.

Conversion of Debt Securities

        If a decision is made to issue debt securities that are convertible into or exchangeable for ordinary shares, preferred shares or other debt securities, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

Purchase Contracts and Purchase Units

        If a decision is made to issue purchase contracts or purchase units, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

Consequences to Non-United States Holders

        The following is a summary of certain United States federal income tax consequences that will apply to you if you are a non-United States holder of our debt securities, ordinary shares, preferred shares, depositary shares or warrants.

United States Federal Income Tax

        Under current United States federal income tax law, interest payments or dividends received by a non-United States holder generally will be exempt from United States federal income tax. However, to receive this exemption you may be required to satisfy certain certification requirements to establish that you are a non-United States holder. You may still be subject to United States federal income tax on interest payments or dividends you receive if you are engaged in a trade or business in the United States and interest, including OID, on the debt securities or dividends on ordinary shares, preferred shares or depositary shares, in each case, are effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment).

        In addition, if you are a foreign corporation engaged in a trade or business in the United States (either directly or through a United States branch), you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected earnings and profits for the taxable year, subject to adjustments.

        You will generally not be subject to United States federal income tax on the disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

        In general, information reporting and backup withholding will not apply to payments of interest or dividends that we make to you although you may have to comply with certain certification requirements to establish that you are not a United States person.

        Payment of the proceeds from the disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants effected at a United States office of a broker generally will not be subject to information reporting or backup withholding if the payor or broker does not have actual knowledge or reason to know that you are a United States person and you comply with certain certification requirements to establish that you are not a United States person.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Medicare Surtax on Net Investment Income

        For tax years beginning after December 31, 2012, certain United States holders, including individuals, estates, and trusts and possibly certain non-United States holders will be subject to an additional 3.8% Medicare tax on "net investment income" (or undistributed "net investment income," in the case of estates and trusts). For individuals, the additional Medicare tax applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over a specified amount. Net investment income generally includes net income from interest, dividends, annuities, royalties, rents and capital gains. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our debt securities, shares and warrants.

Additional Withholding Requirements

        Under the Hiring Incentives to Restore Employment Act and administrative guidance thereto, a 30% United States federal withholding tax may apply to interest income and dividends paid after December 31, 2013, and the gross proceeds from a disposition of debt or equity interests occurring after December 31, 2016, in each case paid to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its United States account holders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. Under recently finalized regulations, however, this withholding tax will not apply to any debt obligation issued before, and not the subject of a significant modification on or after, January 1, 2014. Potential investors are encouraged to consult their tax advisors regarding this legislation in light of their particular situation.

Irish Tax Considerations

        The following is a summary of the principal Irish tax consequences for individuals and companies of ownership of debt securities and ordinary shares issued by the Issuer based on the laws and practice of the Irish Revenue Commissioners currently in force in Ireland and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below. It deals with holders who beneficially own their debt securities or ordinary shares as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding debt securities or ordinary shares, such as dealers in securities, trusts, insurance companies, collective investment schemes and individuals who have or may be deemed to have acquired their debt securities or ordinary shares by virtue of an office or employment. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the debt securities or ordinary shares should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the debt securities or ordinary shares and the receipt of interest or dividends thereon under the laws of their country of residence, citizenship or domicile.

Taxation Of Holders Of Debt Securities

Withholding Tax

        In general, tax at the standard rate of income tax (currently 20 percent), is required to be withheld from payments of Irish source interest which should include interest payable on the debt securities issued by Irish incorporated or Irish tax-resident entities. No such entity will be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a debt security so long as the relevant debt security is a quoted Eurobond, namely a security which is issued by a company (such as the Issuer), is listed on a recognized stock exchange (such as NASDAQ) and carries a right to interest. To the extent that any Irish incorporated or Irish tax-resident entities make a payment of interest, the relevant debt securities will be listed on NASDAQ or another recognized stock exchange. Provided that the debt securities issued by Irish incorporated or Irish tax-resident entities are interest bearing and are listed on a recognized stock exchange, interest paid on them can be paid free of withholding tax provided:

  •
  the person by or through whom the payment is made is not in Ireland; or

  •
  the payment is made by or through a person in Ireland and either:

  •
  the debt security is held in a clearing system recognized by the Irish Revenue Commissioners; (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognized); or

  •
  the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

        Thus, so long as the debt securities continue to be quoted on a recognized stock exchange and are held in a recognized clearing system, interest on the debt securities can be paid by any paying agent acting on behalf of Irish incorporated or Irish tax-resident entities without any withholding or deduction for or on account of Irish income tax. If the debt securities continue to be quoted but cease to be held in a recognized clearing system, interest on the debt securities may be paid without any withholding or deduction for or on account of Irish income tax provided such payment is made through a paying agent outside Ireland.

Encashment Tax

        In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20 percent) from interest on any debt security, where such interest is collected or realised by a bank or encashment agent in Ireland on behalf of any holder. There is an exemption from encashment tax where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank.

Income Tax and Levies

        Notwithstanding that a holder may receive interest on the debt securities free of withholding tax, the holder may still be liable to pay Irish tax with respect to such interest as the interest has an Irish source. Holders resident or ordinarily resident in Ireland who are individuals may be liable to pay Irish income tax, social insurance (PRSI) contributions and the universal social charge in respect of interest they receive on the debt securities.

        Ireland operates a self-assessment system in respect of tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

        There are a number of exemptions from Irish income tax available to certain non-residents. Firstly, interest payments made by an Irish resident entity in the ordinary course of its trade or business are exempt from income tax provided the recipient is not resident in Ireland and is a company resident in a Relevant Territory which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which will come into force once all ratification procedures have been completed. Secondly, interest paid by an Irish tax-resident or Irish incorporated entity free of withholding tax under the quoted Eurobond exemption is exempt from income tax where (i) the recipient is a person not resident in Ireland and resident in a Relevant Territory; (ii) the recipient is a company under the control, whether directly or indirectly, of person(s) who by virtue of the law of a Relevant Territory are resident for the purposes of tax in a Relevant Territory and are not under the control of person(s) who are not so resident; or (iii) the recipient is a company (or a 75% subsidiary of a company or companies) the principal class of shares in which is substantially and regularly traded on a recognised stock exchange. For these purposes, Relevant Territory means a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty. For the purposes of the above exemptions residence is determined under the terms of the relevant double tax treaty or, in any other case, the law of the country in which the recipient claims to be resident. Interest falling within the above exemptions is also exempt from the universal social charge.

        Notwithstanding these exemptions from income tax, a corporate recipient that carries on a trade in Ireland through a branch or agency in respect of which the debt securities are held or attributed, may have a liability to Irish corporation tax on the interest.

        Relief from Irish income tax may also be available under the specific provisions of a double tax treaty between Ireland and the country of residence of the recipient.

        Interest on the debt securities which does not fall within the above exemptions is within the charge to income tax, and, in the case of holders who are individuals, is subject to the universal social charge. In the past the Irish Revenue Commissioners have not pursued liability to income tax in respect of persons who are not regarded as being resident in Ireland except where such persons have a taxable presence of some sort in Ireland or seek to claim any relief or repayment in respect of Irish tax. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder.

Capital Gains Tax

        A holder of debt securities will not be subject to Irish tax on capital gains on a disposal of debt securities unless such holder is either resident or ordinarily resident in Ireland or carries on a trade or business in Ireland through a branch or agency in respect of which the debt securities were used or held.

Capital Acquisitions Tax

        A gift or inheritance comprising of debt securities will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs will be levied at 33 percent, assuming the measures announced on December 5, 2012 by the Minister for Finance of Ireland are enacted into law within the relevant statutory timeframe) if either (i) the disposer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disposer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the debt securities are regarded as property situate in Ireland (i.e. if the debt securities are physically located in Ireland or if the register of the debt securities is maintained in Ireland).

Stamp Duty

        The issue of debt securities will not give rise to a charge to Irish stamp duty.

        The Irish Revenue Commissioners have confirmed in the past that transfers of debt securities effected by means of a transfer of an equitable interest in the debt securities through the electronic trading system run by DTC in the United States will, as a concession, be treated as being exempt from a charge to Irish stamp duty. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder.

        The transfer of debt securities will not give rise to a charge to stamp duty where the debt securities meet all of the following conditions:

  •
  they do not carry a right of conversion into stocks or marketable securities (other than loan capital) of a company having a register in Ireland or into loan capital having such a right;

  •
  they do not carry rights of the same kind as shares in the capital of a company, including rights such as voting right, a share in the profits or a share in the surplus on liquidation;

  •
  they are not issued for a price which is not less than 90 percent of their nominal value; and

  •
  they do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument or other document relating to loan capital.

        The transfer of debt securities solely by way of delivery will not give rise to a charge to stamp duty.

        Where no exemption applies, the transfer of debt securities will give rise to a charge to Irish stamp duty at the rate of one percent of the higher of the market value or the consideration paid.

EU Savings Directive

        Ireland has implemented the EC Council Directive 2003/48/EC on the taxation of savings income into national law. Accordingly, any Irish paying agent making an interest payment on behalf of the Issuer to an individual or certain residual entities resident in another Member State of the European Union or certain associated and dependent territories of a Member State will have to provide details of the payment and certain details relating to the holder (including the holder's name and address) to the Irish Revenue Commissioners who in turn is obliged to provide such information to the competent authorities of the state or territory of residence of the individual or residual entity concerned.

        The Issuer, or any Irish paying agent making an interest payment on behalf of the Issuer, shall be entitled to require holders to provide any information regarding their tax status, identity or residency in order to satisfy the disclosure requirements in Directive 2003/48/EC and holders will be deemed by their subscription for debt securities to have authorized the automatic disclosure of such information by the Issuer, or any Irish paying agent making an interest payment on behalf of the Issuer, or any other person to the relevant tax authorities.

Taxation Of Holders Of Ordinary Shares

Withholding Tax on Dividends

        Distributions made by the Issuer will generally be subject to dividend withholding tax ("DWT") at the standard rate of income tax (currently 20 percent) unless one of the exemptions described below applies. For DWT purposes, a dividend includes any distribution made by the Issuer to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. The Issuer is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

        In particular, a non-Irish resident shareholder will not be subject to DWT on dividends received from the Issuer if the shareholder is beneficially entitled to the dividend and is:

  •
  an individual shareholder resident for tax purposes in a Relevant Territory, and the individual is neither resident nor ordinarily resident in Ireland;

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  a corporate shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a Relevant Territory and which is not controlled, directly or indirectly, by persons who are not resident in a Relevant Territory;

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  a corporate shareholder that is not resident for tax purposes in Ireland and which is resident for tax purposes in a Relevant Territory provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

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  a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or that of its 75 percent parent) is substantially and regularly traded on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

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  a corporate shareholder that is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance,

and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate forms to his or her broker (in the case of shares held beneficially through DTC) or to the Issuer's transfer agent (in the case of shares held directly outside of DTC).

        If any shareholder who is exempt from withholding receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

        Notwithstanding the exemptions described above, the Irish Revenue Commissioners have confirmed to the Issuer that certain categories of shareholder will be exempt from DWT provided that they meet the conditions set out below. It is worth noting that the Issuer has an agreement in place with The Bank of New York Mellon (which is recognized by the Irish Revenue Commissioners as a "qualifying intermediary") which satisfies one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC, as described below. The agreement generally provides for certain arrangements relating to cash distributions in respect of those shares of the Issuer (the "Deposited Securities") that are held through DTC. The agreement provides that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the Deposited Securities, after the Issuer delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

        The Issuer will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described below. Shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are valid until 31 December of the fifth year after the year of issue of the forms and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT.

        For these purposes, Relevant Territory means a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty.

Shares Held by U.S. Resident Shareholders

        Dividends paid on the Issuer's shares that are owned by residents of the U.S. and held beneficially through DTC will not be subject to DWT provided that the address of the beneficial owner of the shares in the records of the broker holding such shares is in the U.S.

        Dividends paid on the Issuer's shares that are owned by residents of the U.S. and held directly outside of DTC will not be subject to DWT provided that the shareholder has completed the appropriate Irish dividend withholding tax forms.

        If any shareholder who is resident in the U.S. receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of Relevant Territories Other Than the U.S.

        Shareholders who are residents of Relevant Territories other than the U.S. must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without DWT.

        If any shareholder who is resident in a Relevant Territory receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of Ireland

        Certain Irish tax resident corporate shareholders, pension schemes and collective investment undertakings are entitled to an exemption from DWT in respect of dividend payments. Most Irish tax resident or ordinarily resident shareholders will be subject to DWT in respect of dividend payments on the Issuer shares.

        Shareholders that are residents of Ireland but are entitled to receive dividends without DWT must complete the appropriate Irish forms and provide them to their brokers (in the case of shares held beneficially through DTC), or to the Issuer's transfer agent (in the case of shares held directly outside of DTC).

        Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisor.

Timing

        In all cases, shareholders must ensure that they have provided the appropriate U.S. forms or Irish dividend withholding tax forms to their brokers (so that such brokers can further transmit the relevant information to the Issuer's qualifying intermediary) before the record date for the next dividend payment to which they are entitled (in the case of shares held beneficially through DTC), or to the Issuer's transfer agent at least 7 business days before such record date (in the case of shares held directly outside of DTC). The Issuer strongly recommends that shareholders complete the appropriate forms and provide them to their brokers or to the Issuer's transfer agent, as the case may be, as soon as possible.

Income Tax on Dividends Paid on the Issuer's Shares

        Irish income tax can arise in respect of dividends received from Irish resident companies.

        A shareholder who is not resident or ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no liability to Irish income tax or the universal social charge on a dividend from the Issuer unless he or she holds his or her the Issuer shares through a branch or agency in Ireland through which a trade is carried on.

        A shareholder who is not resident or ordinarily resident in Ireland and who is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the universal social charge unless he or she holds his or her shares through a branch or agency in Ireland through which a trade is carried on. The DWT deducted by the Issuer discharges such liability to Irish income tax provided that the shareholder furnishes the statement of DWT imposed to the Irish Revenue Commissioners.

        Irish resident or ordinarily resident shareholders may be subject to Irish tax and/or the universal social charge on dividends received from the Issuer. Such shareholders should consult their own tax advisor.

Irish Tax on Chargeable Gains

        Holders of shares in the Issuer who are not resident nor, in the case of individuals, ordinarily resident for tax purposes in Ireland should not be liable for Irish tax on chargeable gains realised on a subsequent disposal of their shares unless such shares are used, held or acquired for the purposes of a trade or business carried on by such holder in Ireland through a branch or agency.

Capital Acquisitions Tax

        Irish capital acquisitions tax ("CAT") could apply to a gift or inheritance of shares in the Issuer irrespective of the place of residence, ordinary residence or domicile of the parties. This is because the shares in the Issuer are regarded as property situated in Ireland as the share register of the Issuer must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

        CAT is levied at a rate of 33 percent (assuming the measures announced on December 5, 2012 by the Minister for Finance of Ireland are enacted into law within the relevant statutory timeframe) above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €250,000 in respect of taxable gifts or inheritances received from their parents. U.S. citizens who are shareholders in the Issuer should be entitled to a credit for CAT arising on an inheritance against their U.S. federal estate tax liability. A similar credit is not available in the case of gift tax.

Stamp Duty

        A transfer of shares in the Issuer by a seller who holds shares beneficially through DTC to a buyer who holds the acquired shares beneficially through DTC will not be subject to Irish stamp duty (unless the transfer involves a change in the nominee that is the record holder of the transferred shares).

        A transfer of shares in the Issuer by a seller who holds shares directly outside of DTC to any buyer, or by a seller who holds the shares beneficially through DTC to a buyer who holds the acquired shares directly outside of DTC, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher). Stamp duty is a liability of the buyer or transferee.

        A shareholder who holds shares in the Issuer directly outside of DTC may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares. In order to benefit from this exemption from stamp duty, the seller must confirm to the Issuer that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

        Because of the potential Irish stamp duty on transfers of shares in the Issuer, the Issuer strongly recommends that all directly registered shareholders who hold their shares outside of DTC open broker accounts so they can transfer their shares into a broker account, so that their shares are held beneficially through DTC, as soon as possible.

        In relation to any transfer of the Issuer shares that is subject to Irish stamp duty, the Issuer may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty payable by a transferee. The Issuer's articles of association provide that, in the event of any such payment, the Issuer (i) may seek reimbursement from the transferee, (ii) may set-off the amount of the stamp duty against future dividends payable to the transferee, and (iii) may claim a lien against the Issuer shares on which it has paid stamp duty and any dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in shares in the Issuer has been paid unless one or both of such parties is otherwise notified by the Issuer.

 SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

        The Issuer has been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

  •
  The judgment must be for a definite sum;

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  The judgment must be final and conclusive; and

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  The judgment must be provided by a court of competent jurisdiction.

        An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

PLAN OF DISTRIBUTION

  Initial Offering and Sale of Securities

        We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase the securities.

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  If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

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  Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

  •
  The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

        We may use a dealer to sell the securities.

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  If we use a dealer, we will sell the securities to the dealer, as principal.

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  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

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  We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

        We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

        We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

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  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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  We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

        We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Security Holders

        Selling security holders may use this prospectus in connection with resales of securities they hold as described under above in this "Plan of Distribution" section or as described in the applicable prospectus supplement. The applicable prospectus supplement will identify the selling security holders, the terms of the securities and any material relationships we have with the selling security holders. Selling security holders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise provided in a prospectus supplement, the selling security holders will receive all the proceeds from the sale of the securities.

        This prospectus includes ordinary shares issued by the Issuer in a private offering pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act as partial consideration for the Issuer's acquisition of the hard disk drive business of Samsung Electronics Co., Ltd. ("Samsung" references to "Samsung" hereafter include Samsung affiliates) (the "Acquisition") on December 19, 2011 pursuant to an Asset Purchase Agreement ("APA"), previously filed on August 17, 2011 as an exhibit to our Annual Report on Form 10-K for fiscal year ended July 1, 2011 ("fiscal year 2011"). The registration statement of which this prospectus forms a part has been filed pursuant to registration rights granted to the selling securityholders as part of our acquisition and as described in the shareholder agreement, dated as of April 19, 2011, among Samsung and us ("Shareholder Agreement"), previously filed on August 17, 2011 as an exhibit to our Annual Report on Form 10-K for fiscal year 2011.

LEGAL MATTERS

        The validity of the debt securities, depositary shares, purchase contracts, units and warrants that may be issued under this prospectus will be passed upon by Simpson Thacher & Bartlett LLP, Palo Alto, California. The validity of the ordinary shares and preferred shares that may be issued by the Issuer under this prospectus and particular matters concerning the laws of Ireland will be passed upon by Arthur Cox, Solicitors, Ireland.

 EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 29, 2012 and the effectiveness of our internal control over financial reporting as of June 29, 2012, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC registration fee	*
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Trustee's expenses	*
Fees of rating agencies	*
Miscellaneous	*

Total	*

*
These fees may vary based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.    Indemnification of Directors and Officers

        The articles of association of Seagate Technology plc (the "Registrant") provide for the indemnification of its officers, directors and company secretary. Specifically, under the indemnification provisions, the Registrant will indemnify its officers, directors and company secretary to the fullest extent permitted by law against liabilities that are incurred by the officers, directors and company secretary while executing the duties of their respective offices. Under the articles of association of the Registrant, the Registrant's officers, directors and company secretary, however, will not be entitled to the indemnification by the Registrant if they incurred the liabilities through their own fraud, dishonesty or conscious, intentional or willful breach of the obligation to act honestly, lawfully and in good faith. In addition, the Irish Companies Acts prescribe that this indemnity only permits a company to pay the costs or discharge the liability of a director or the company secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the secretary of the Registrant. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director or company secretary and such company.

        On May 4, 2009, Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands ("Seagate-Predecessor"), then the parent company, entered into a new form of indemnification agreement (the "Revised Indemnification Agreement") with its officers and directors of Seagate-Predecessor and its subsidiaries (each, an "Indemnitee"). The Revised Indemnification Agreement provides indemnification in addition to any of Indemnitee's indemnification rights under Seagate-Predecessor's Articles of Association, applicable law or otherwise, and indemnifies an Indemnitee for certain expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by him or her in any action or proceeding, including any action by or in the right of Seagate-Predecessor or any of its subsidiaries, arising out of his or her service as a director, officer, employee or agent of Seagate-Predecessor or any of its subsidiaries or of any other entity to which he or she provides services at Seagate-Predecessors' request. However, an Indemnitee shall not be indemnified under the Revised Indemnification Agreement for (i) any fraud or dishonesty in the performance of Indemnitee's duty to Seagate-Predecessor or the applicable subsidiary of

Seagate-Predecessor or (ii) Indemnitee's conscious, intentional or willful failure to act honestly, lawfully and in good faith with a view to the best interests of Seagate-Predecessor or the applicable subsidiary of Seagate-Predecessor. In addition, the Revised Indemnification Agreement provides that Seagate-Predecessor will advance expenses incurred by an Indemnitee in connection with enforcement of the Revised Indemnification Agreement or with the investigation, settlement or appeal of any action or proceeding against him or her as to which he or she could be indemnified.

        On July 3, 2010 pursuant to a corporate reorganization, the common shareholders of Seagate-Predecessor became ordinary shareholders of the Registrant and Seagate-Predecessor became a wholly owned subsidiary of the Registrant, as described more fully in the Current Report on Form 8-K filed by the Registrant on July 6, 2010 (the "Redomestication"). On July 27, 2010, in connection with the Redomestication, the Registrant, as sole shareholder of Seagate-Predecessor, approved a form of deed of indemnity (the "Deed of Indemnity"), which provides for the indemnification by Seagate-Predecessor of any director, officer, employee or agent of the Registrant, Seagate-Predecessor or any subsidiary of the Registrant (each, a "Deed Indemnitee"), in addition to any of a Deed Indemnitee's indemnification rights under the Registrant's Articles of Association, applicable law or otherwise, with a similar scope to the Revised Indemnification Agreement. Seagate-Predecessor entered into the Deed of Indemnity with certain Deed Indemnitees effective as of July 3, 2010 and continues to enter into the Deed of Indemnity with additional Deed Indemnitees from time to time.

        The Registrant has taken out director and officer liability insurance, as well as other types of insurance, for its directors, secretary and officers and senior executives.

ITEM 16.    Exhibits

        The exhibits listed below in the "Exhibit Index" are part of this registration statement and are numbered in accordance with Item 601 of Regulation S-K.

ITEM 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant offering securities will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a posteffective amendment will be filed to set forth the terms of such offering.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on January 31, 2013.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
/s/ STEPHEN J. LUCZO (Stephen J. Luczo, Chairman, President and Chief Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen J. Luczo, Patrick J. O'Malley and Kenneth M. Massaroni, and each of them, as his true and lawful attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection herewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN J. LUCZO (Stephen J. Luczo)	Chairman, President and Chief Executive Officer (principal executive officer and authorized U.S. representative)	January 31, 2013
/s/ PATRICK J. O'MALLEY (Patrick J. O'Malley)	Executive Vice President, Finance and Chief Financial Officer (principal financial officer)	January 31, 2013
/s/ DAVID H. MORTON JR. (David H. Morton Jr.)	Vice President, Finance and Treasurer (principal accounting officer)	January 31, 2013
/s/ FRANK J. BIONDI, JR. (Frank J. Biondi, Jr.)	Director	January 31, 2013

Signature	Title	Date

/s/ MICHAEL R. CANNON (Michael R. Cannon)	Director	January 31, 2013
/s/ MEI-WEI CHENG (Mei-Wei Cheng)	Director	January 31, 2013
/s/ WILLIAM T. COLEMAN (William T. Coleman)	Director	January 31, 2013
/s/ JAY L. GELDMACHER (Jay L. Geldmacher)	Director	January 31, 2013
/s/ DR. SEH-WOONG JEONG (Dr. Seh-Woong Jeong)	Director	January 31, 2013
/s/ LYDIA M. MARSHALL (Lydia M. Marshall)	Director	January 31, 2013
/s/ KRISTEN M. ONKEN (Kristen M. Onken)	Director	January 31, 2013
/s/ DR. C. S. PARK (Dr. C. S. Park)	Director	January 31, 2013
/s/ GREGORIO REYES (Gregorio Reyes)	Director	January 31, 2013
/s/ EDWARD J. ZANDER (Edward J. Zander)	Director	January 31, 2013

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement (Debt).*
1.2	Form of Underwriting Agreement (Equity).*
1.3	Form of Underwriting Agreement (Purchase Contracts).*
1.4	Form of Underwriting Agreement (Units).*
1.5	Form of Underwriting Agreement (Warrants).*
2.1
	Scheme of Arrangement among Seagate Technology, Seagate Technology plc and the Scheme Shareholders (incorporated by reference to Annex A to Seagate Technology's Definitive Proxy Statement on Schedule 14A filed on March 5, 2010)	DEF 14A	001-31560	Annex A	3/5/2010
3.1	Memorandum and Articles of Association of Seagate Technology plc	8-K12B/A	001-31560	3.1	7/9/2010
3.2	Certificate of Incorporation of Seagate Technology plc	10-K	001-31560	3.2	8/20/2010
3.3	Certificate of Designation, Preferences and Rights for Preferred Shares.*
4.1	Form of Rights Agreement.*
4.2	Indenture among Seagate Technology plc, Seagate Technology Company Limited and U.S. Bank National Association as Trustee, dated as of January 31, 2013.					X
4.3	Form of Debt Security (included as part of Exhibit 4.1).					X
4.4	Form of Rights.*
4.5	Form of Deposit Agreement for Depository Shares.*
4.6	Form of Ordinary Share Certificate of Seagate Technology plc	10-K	001-31560	4.1	8/20/2010
4.7	Form of Preferred Share Certificate.*

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.8	Form of Purchase Contract Agreement relating to Purchase Contracts and Units.*
4.9	Form of Pledge Agreement for Purchase Contracts and Units.*
4.10	Form of Warrant Agreement.*
4.11	Form of Unit Agreement.*
4.12	Shareholder Agreement by and between Seagate Technology plc and Samsung Electronics Co., Ltd. dated as of April 19, 2011	10-K	001-31560	10.55	8/17/2011
5.1	Opinion of Simpson Thacher & Bartlett LLP.					X
5.2	Opinion of Arthur Cox, Solicitors					X
12.1	Computation of Ratio of Earnings to Fixed Charges					X
23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).					X
23.2	Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.2).					X
23.3	Consent of Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (included in signature pages to this Registration Statement).					X
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture.					X

*
To be filed by amendment or pursuant to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.